UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2022

Mawson Infrastructure Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40849	88-0445167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 5, 97 Pacific Highway, North Sydney NSW Australia	2060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +61 02 8624 6130

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	MIGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

From August 9, 2022, Mawson Infrastructure Group Inc. (the “Company”) Mr. Ariel Sivikofsy, 49, will consult to the Company and provide chief financial officer services. Mr. Sivikofsky is currently the CFO of Distributed Storage Solutions Pty Ltd (“DSS”), Australia’s largest decentralized data storage provider, embracing blockchain technology to deliver enterprise clients the most secure and cost-effective data storage solutions on the Filecoin network. The Company is a ~20% shareholder in DSS, and Mr. Sivikofsky is well-acquainted with the Company’s business. The Company believes that Mr. Sivikofsky’s cryptocurrency knowledge will benefit the Company. It is intended that Mr. Sivikofsky will provide CFO consultancy services to the Company until the Company has conducted a thorough search for, and appointed, a new CFO.

Mr. Sivikofsky has more than 15 years of experience as a senior finance executive primarily in financial services and accounting both in Australia and internationally. Prior to DSS, Mr. Sivikofsky acted as CFO for the biotechnology companies Koligo Therapeutics Ltd, Luoda Pharm Ltd and Bova Specials UK Ltd. Mr. Sivikofsky is a seasoned finance executive undertaking Chief Financial Officer and Company Secretary roles with ASX listed and private companies, including Macquarie Media Limited and Investorfirst Limited (now HUB24 Limited). Further, Mr. Sivikofsky previously served as a Director of Financial Advisory Services at Deloitte Australia, where he specialized in Chief Financial Officer secondments and technical accounting advisory engagements. Mr. Sivikofsky is a Chartered

Accountant (FCA) and a graduate member of the Australian Institute of Company Directors (GAICD).

There are no reportable family relationships or related person transactions involving the Company and Mr. Sivikofsky. Mr. Sivikofsky is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Pursuant to the terms of a consultancy agreement between Mr. Sivikofsky and the Company, Mr. Sivikofsky will receive consultancy fees. Mr. Sivikofsky has not been granted any equity awards and will not be eligible to participate in any cash or stock bonus program.

The Company is also announcing the resignation of the Company’s current CFO, Ms Hetal Majithia, effective August 9, 2022. The Company is not aware of any disagreement between the Company and Ms Majithia, and understands Ms Majithia is leaving the Company to pursue other opportunities. The Company thanks Ms Majithia for her significant contribution to the Company during a period of intense activity for the Company, and wishes her well in her future endeavors. Ms Majithia may agree to provide further consulting services on an ad hoc basis to the Company, depending on her future availability.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company cautions that statements in this report that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility of the Company’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies, and further or new regulation of digital assets. More detailed information about the risks and uncertainties affecting the Company is contained under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K filed with the SEC on March 21, 2022, Quarterly Report on Form 10-Q filed with the SEC on May 16, 2022, and in other filings that the Company has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mawson Infrastructure Group Inc.

Date: August 8, 2022	By:	/s/ James Manning
James Manning
Chief Executive Officer

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